Exhibit 99.1

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
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FORTUNE BRANDS ANNOUNCES INTENT

TO SEPARATE COMPANY’S THREE BUSINESSES

Under Initiative Approved by Board, Fortune Brands Would Become Pure-Play

Spirits Company, Spin Off Home & Security to Shareholders,

and Sell or Spin Off Golf Business

Deerfield, Illinois, December 8, 2010 – Fortune Brands, Inc. [NYSE: FO] today announced that its Board of Directors has unanimously approved in principle a separation of the company’s three strong consumer businesses – distilled spirits, home and security, and golf products. The plan that the company intends to pursue includes: the continuation of Fortune Brands as an independent, publicly-traded company focused solely on its distilled spirits business; the tax-free spin-off to shareholders of the home and security business into an independent, publicly-traded company; and the sale or tax-free spin-off of the golf business. Each business has leading consumer brands and excellent growth and returns potential, and is now very well positioned to create significant value for shareholders on its own.

The Board has directed management to develop detailed separation plans for consideration and final approval by the Board. The company expects to complete development of these plans – including the structure, timing, and other related matters for each business – within the next several months.

“We are taking the next logical step in the evolution of Fortune Brands, which we believe will maximize long-term value for our shareholders and create exciting opportunities within our businesses,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “Today’s announcement is the result of an ongoing strategic review process conducted by the Board and management over the past four years that included regular evaluation of separating the businesses at the right time to serve the best interests of our shareholders. While the breadth and balance of our portfolio have served shareholders very well, we see the potential for even greater value by separating our businesses into focused companies at a time when they have emerged from the economic downturn in such strong positions. We believe now is the right time to move ahead with this tax-efficient approach, and we’re confident the course we’ve outlined today generates greater potential long-term value than all other alternatives.”

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FORTUNE BRANDS ANNOUNCES INTENT TO SEPARATE COMPANY’S THREE

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Business Units Now Well Positioned to Thrive Independently

“Our proactive strategic initiatives and targeted investments have enabled our businesses to emerge from the economic downturn stronger than even we had anticipated, so each is very well positioned – now – to compete and grow aggressively on its own as the economy recovers. Consistent with our historical and ongoing commitment to creating shareholder value, our Board considered the interests of all of our shareholders, including the views of our long-term shareholders and our largest current shareholder, Pershing Square Capital Management, with whom we found much strategic common ground,” Carbonari continued.

“We have tremendous confidence in the future of each of our businesses. These businesses now have the management, infrastructure and growth and returns prospects to flourish apart from one another and build on their solid foundations of premier brands, leading market positions and strong capital structures. This action plan will enable our shareholders to participate in the substantial upside we expect each of these businesses to generate as they compete in attractive consumer categories with excellent long-term fundamentals,” said Carbonari.

Three Businesses with Strong Positions and Headroom for Growth

Premium Spirits: A Global Leader with Strong Brands, Innovation & Distribution

The company’s Beam Global Spirits & Wine, Inc. unit, with $2.5 billion in annual revenue, is the largest U.S.-based spirits company and the fourth largest premium spirits business in the world. The business has significant opportunities for growth as a direct result of its premium brands in excellent categories, enhanced control of worldwide distribution, successful innovation engine, momentum in key markets, opportunity in emerging markets, and continued brand investment. Beam Global is the world leader in the growing bourbon category, led by the Jim Beam, Maker’s Mark and Knob Creek brands. Global brands including Canadian Club whisky and Laphroaig and Teacher’s Scotch further enhance the company’s whiskey portfolio. With premier tequila brands including Sauza, Hornitos and El Tesoro, the company holds the number two position in tequila worldwide. Courvoisier is one of the world’s leading cognacs, and DeKuyper is the leading brand of cordials in the U.S. The company is also growing rising star brands with strong upside potential, such as Cruzan rum, EFFEN vodka and the European Sourz cordials brand. A robust innovation pipeline that has recently produced impactful new products such as Red Stag by Jim Beam, Maker’s 46, Cruzan 9, Courvoisier 12 and 21, Teacher’s Origin in India and new ready-to-drink products in Australia, is further adding to the company’s growth and future prospects.

Home & Security: A Leader with the Brands and Supply Chains to Continue Outperforming

Fortune Brands Home & Security LLC, with annual sales exceeding $3 billion, is a North American leader in its category. Its largest single brand is Moen, the #1 faucet brand in North America. MasterBrand Cabinets, which includes brands such as Aristokraft,

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Decorá, Diamond, Omega and Kitchen Craft, is the strong #2 cabinet manufacturer in North America. Therma-Tru, the #1 entry door brand in the U.S., and Simonton, a leader in energy-efficient vinyl-framed windows, are both well positioned in the attractive advanced materials segments of their categories. Master Lock is the world’s #1 brand of padlocks and related security products, and Waterloo is a leader in storage and organization products. Home & Security has enhanced its position by playing offense during the downturn and front end of the recovery. The company has created lean and flexible supply chains by both reducing costs and accelerating productivity initiatives. Significant new business wins, excellent customer service and successful new-product innovations have contributed to meaningful market share gains. With this momentum, combined with the company’s supply-chain flexibility and efficient cost structures, Home & Security will have substantial leverage and upside growth and returns potential as the U.S. housing market recovers.

Golf: Building on Global Leadership with Innovation and International Growth

With annual sales of $1.2 billion, Acushnet Company is the #1 golf company in the world. Acushnet is led by Titleist, the #1 ball in golf, and FootJoy, the #1 shoe and glove in golf. Titleist is also a leader in high-performance golf clubs, and FootJoy is growing strongly in the performance outerwear category. New-product innovations, including successive generations of the Pro V1 golf ball plus advanced technology clubs and shoes, and investments in high growth international markets, have enabled the company to outperform the market on growth and returns and position it well for substantial upside in a category with favorable long-term demographics.

In addition to final Board authorization, the potential separation of Fortune Brands’ companies will also be subject to the receipt of a number of customary regulatory approvals and/or rulings, the execution of intercompany agreements and finalization of other related matters.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and security, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher’s and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Acushnet Company’s golf brands include Titleist and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

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Forward-Looking Statements

This press release contains statements relating to future actions and results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual plans, actions and results may differ materially from current expectations as a result of certain risks and uncertainties, including but not limited to: unanticipated developments that delay or negatively impact the proposed transactions; changes in market conditions; disruption to operations as a result of the proposed transactions; the inability of one or more of the businesses to operate independently following the completion of the proposed transactions; the inability to retain key personnel; and the other risks and uncertainties described from time to time in the company’s Securities and Exchange Commission filings. There can be no assurance that any of the proposed transactions will be completed as anticipated or at all.

The company does not intend to discuss further developments with respect to the contemplated separation of its operating companies unless and until a specific plan is adopted by its Board of Directors.

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